Exhibit 99
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                                                                  CONFORMED COPY



                           CONSENT OF DIRECTOR NOMINEE

     I hereby consent to the use in the "Management of Iron Mountain" section of the Prospectus constituting part of the Registration Statement on Form S-4 of Iron Mountain Incorporated (File No. 333-24635), as amended, of my name as a nominee to be a director of Iron Mountain Incorporated effective upon the closing of the Merger described in such Prospectus.



/s/ B. Thomas Golisano
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B. Thomas Golisano
May 6, 1997